UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

___________________

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2018

Date of Report (Date of earliest event reported)

___________________

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village,  Illinois 60007

(Address of principal executive offices)   (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

___________________

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.    Other Events

On April 30, 2018, SigmaTron International, Inc. (the “Company”) foreclosed on its security interest and acquired all of the assets of Petzila, Inc. (“Petzila”). The Company held a security interest in all of Petzila’s property, wherever located, existing at the creation of the Company’s security interest, or acquired after the creation of such security interest, and all proceeds and products thereof (the “Assets”). In connection with the foreclosure on the Assets, the Company held a public sale of the Assets. The Company acquired the Assets as the winning bidder at the public sale by a credit bid of $3,500,000.

On May 3, 2018, with an effective date of April 30, 2018, the Company entered into an Asset Purchase Agreement with Wagz, Inc. (“Wagz”), whereby the Company sold the Assets to Wagz for cash, common stock of Wagz, and an earn-out based on sales by Wagz generated by use of the Assets. A copy of the Asset Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

ITEM 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

Exhibit 99.1	Asset Purchase Agreement effective April 30, 2018 between SigmaTron International, Inc. and Wagz, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2018	SIGMATRON INTERNATIONAL, INC.

	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer